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                                                                   EXHIBIT 10.15



                            NON-COMPETITION AGREEMENT

         THIS AGREEMENT is dated as of December 19, 1994, between Smith-Gardner & Associates, Inc., a Florida corporation (together with any successor entity hereinafter referred to as the "Company") and Allan Gardner (the "Executive").

         WHEREAS, pursuant to a certain Debenture Purchase Agreement (the "Purchase Agreement") dated as of December 19, 1994 by and among the Company, the Executive, and the lenders named therein (the "Lenders"), the Lenders have agreed to purchase convertible debentures due in the year 2000 (the "Debentures") from the Company in an aggregate principal amount of $12,000,000;

         WHEREAS, the Executive is a substantial shareholder of the Company and the extension of credit represented by the Debentures will significantly benefit the Company, which benefit will inure, in part, to the Executive; and

         WHEREAS, the execution of this Agreement is an inducement and a condition precedent to the purchase by the Lenders of the Debentures under the Purchase Agreement.

         NOW, THEREFORE, the Executive, intending to be legally bound, hereby agrees as follows:

         1. NONCOMPETITION AGREEMENT. For the period of the Executive's employment with the Company as an officer, director, employee or a consultant and continuing thereafter until the third anniversary of the date of termination of the Executive's employment with the Company (such period hereinafter referred to as the "Non-Competition Term"), the Executive will not, without the written consent of the Company and a majority in interest of the Lenders, directly or indirectly engage or participate in or assist, as owner, part-owner, shareholder, partner, director, officer, trustee, employee, agent or consultant or in any other material capacity, any business organization whose activities or products are competitive with the activities or products of the Company or any subsidiary or parent of the Company; provided that the Executive may make passive investments in a competitive enterprise the shares of which are publicly traded if the Executive's investment constitutes less than 1% of the issued and outstanding capital stock of such enterprise. The foregoing agreement not to compete shall apply in any and all countries in which the activities of the Company or any subsidiary or parent of the Company shall have been conducted, or the products or services of the Company sold or licensed, on or before the date upon which the Executive's employment by the Company ceases.

         2. NON-SOLICITATION. For the Non-Competition Term, the Executive will not, without the written consent of the Company and a majority in interest of the Lenders, solicit or encourage, or cause others to solicit or encourage, any employees of the Company to terminate their employment with the Company or any customers of the Company to terminate their relationship with the Company. Without implied limitation, the foregoing shall include hiring or attempting to hire for or on behalf of any competitor any officer or other employee to terminate his or her relationship or


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employment with the Company, and soliciting on behalf of any competitor any customer of the Company.

         3. REMEDIES FOR BREACH. If the Executive breaches any of the terms of this Agreement, in addition to any other remedies which it may have, the Company may obtain an injunction to restrain or prevent such breach or further breach and may terminate the Executive's employment and participation in any employee plans in accordance with the employment policies of the Company as in effect from time to time, and the Executive shall forfeit any further salary from the Company. The failure of the Company to require the performance of any term or obligation provided for herein, or the waiver by the Company of any breach of this Agreement, shall not prevent enforcement of such term or obligation, or be deemed a waiver of any subsequent breach.

         4. MISCELLANEOUS. This Agreement shall be governed by and construed under the laws of the State of Florida and shall not be modified or discharged in whole or in part except by an agreement in writing signed by the parties hereof and approved by a majority in interest of the Lenders. This Agreement shall be assignable by the Company to and shall inure to the benefit of successors of the Company by way of merger, consolidation or transfer of substantially all of the assets of the Company. In case any one or more of the provisions or parts of a provision contained in this Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision or part of a provision of this Agreement, but this Agreement shall be construed as if such invalid or illegal or unenforceable provision or part of a provision had never been contained herein; provided, however, with respect to Section 1 and Section 2, if such Sections would be enforceable if the scope was limited with respect to time periods, geographic areas or the definition of the business of the Company, the parties hereby agree that this Agreement shall be construed to include such limitations.

         5. THIRD PARTY BENEFICIARY. The Lenders, shall be deemed to be third party beneficiaries of this Agreement and shall be entitled to enforce this Agreement, as if they had been signatories hereto.

         6. ACKNOWLEDGMENTS. The Executive represents that he is knowledgeable about the business of the Company and further represents that he is capable of pursuing, and willing to pursue, a career to earn a proper livelihood without violating the terms of this Agreement. The Executive recognizes and agrees that the enforcement of this Agreement is necessary to ensure the preservation, protection and continuity of the business, trade secrets and goodwill of the Company. The Executive agrees that, due to the proprietary nature of the Company's business, the restrictions set forth in this Agreement are reasonable as to time and scope.

         IN WITNESS WHTEREOF, the parties have executed this Agreement as of the date first written above.


                                            By: Smith-Gardner & Associates, Inc.


/s/ Alan Gardner                            /s/ Wilburn Smith
---------------------------------           ------------------------------------
Alan Gardner                                Wilburn Smith








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